      As filed with the Securities and Exchange Commission on June 30, 1995.
                                    Registration No. 33-_____


                                    SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C.  20549

                                Form S-8

                          REGISTRATION STATEMENT
                                UNDER
                        THE SECURITIES ACT OF 1933


                      ALEXANDER & ALEXANDER SERVICES INC.
           (Exact name of registrant as specified in its charter)

           MARYLAND                               52-0969822
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

               1185 Avenue of the Americas, New York, New York  10036
                (Address of Principal Executive Offices)    (Zip Code)

                         ALEXANDER & ALEXANDER SERVICES INC.
                        EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                              (Full title of the plan)

                            ALBERT A. SKWIERTZ, JR., ESQ.
                           Vice President and General Counsel
                            Alexander & Alexander Services Inc.
                              1185 Avenue of the Americas
                              New York, New York  10036
                                 (212) 840-8500
(Name, address, telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective


                          CALCULATION OF REGISTRATION FEE

Title of                          Proposed       Proposed
Securities to        Amount       Maximum        Maximum         Amount of
Be Registered:       to be        Offering Price Aggregate       Registration
Common Stock         Registered:  Per Share (2): Offering Price: Fee:
($1.00 Par Value)(1) 750,000 shs. $23.00         $17,250,000     $5,950.00


(1)  Includes the preferred share purchase rights associated with the Common
Stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low prices for the stock on the New York Stock Exchange on June 27, 1995.

PART I.          INFORMATION REQUIRED IN THE SECTION 10(a)
                 PROSPECTUS

                 The information required by Part I is included in documents that will be sent or given to participants in the Alexander & Alexander Services Inc. Employee Discount Stock Purchase Plan, (the "Purchase Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.         INFORMATION REQUIRED IN THE REGISTRATION
                 STATEMENT

         Item 3. Incorporation of Documents by Reference.

                 Incorporated by reference in this Registration Statement are the following documents heretofore filed by Alexander & Alexander Services Inc. (the "Company") with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                 (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

                 (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the last fiscal year for which financial statements were included in the report referred to in (a) above; and

                 (c)      The description of the Company's Common
                          Stock, $1.00 par value and the description of the Rights to Purchase Series A Junior Participating Preferred Stock, $1.00 par value, each contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

                 All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Item 4. Description of Securities.

                 Not Applicable.

         Item 5. Interests of Named Experts and Counsel.

                 Albert A. Skwiertz, Jr., Esq., whose opinion with respect to the validity of the securities being registered is an exhibit to this Registration Statement, is Vice President and General Counsel of the Company. Mr. Skwiertz is eligible to be a participant in the Purchase Plan. Mr. Skwiertz owns no shares directly or indirectly of the Company's Common Stock and holds options for 28,500 shares of Common Stock. In addition, 1,342 shares of Common Stock are attributed to Mr. Skwiertz's account under the Thrift Plan.

         Item 6. Indemnification of Directors and Officers.

                 Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding had reasonable cause to believe that his act was unlawful.
However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

                 The Company's Bylaws provide for indemnification of any person who is serving or has served as a director or officer of the Company, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

                 The Company currently maintains policies of insurance under which the Company and the directors and officers of the Company are insured, within the limits of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

         Item 7. Exemption from Registration Claimed.

                 Not Applicable.

         Item 8. Exhibits.

                 Exhibit
                 Number           Exhibit Title

                 4.1              Amended and Restated Articles of
                                  Incorporation of the Company
                                  (incorporated herein by reference to the Company's Annual Report on Form 10-
                                  K for the year ended December 31,
                                  1991).

                 4.2 Articles of Amendment, dated July 15, 1994, to the Articles of Incorporation of the Company (incorporated herein by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1994).

                 4.3              Articles Supplementary of the
                                  Company, dated March 18, 1993
                                  relating to the $3.625 Series A
                                  Convertible Preferred Stock
                                  (incorporated herein by reference to the Company's Annual Report on Form 10-
                                  K for the year ended December 31,
                                  1992).

                 4.4              Articles Supplementary of the
                                  Company, dated July 15, 1994 relating
                                  to the 8% Series B Cumulative
                                  Convertible Preferred Stock
                                  (incorporated herein by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1994).

                 4.5              Articles Supplementary of the
                                  Company, dated July 15, 1994 relating
                                  to the Series A Junior Participating
                                  Preferred Stock (incorporated herein by
                                  reference to the Company's Report on
                                  Form 10-Q for the quarter ended June
                                  30, 1994).

                 4.6 Amended and Restated Bylaws of the Company, dated as of January 14, 1994 (incorporated herein by reference to the Company's Annual Report on Form
                                  10-K for the year ended December 31,
                                  1993).

                 4.7 Amendment No. 1 to By-Laws of the Company, dated March 21, 1995
                                  (incorporated herein by reference to the Company's Annual Report on
                                  Form 10-K for the year ended
                                  December 31, 1994).

                 4.8 Rights Agreement dated as of June 11, 1987, amended and restated as of March 27, 1990, between the Company and First Chicago Trust Company of
                                  New York, formerly Morgan
                                  Shareholder Services Trust Company,
                                  as Rights Agent (incorporated herein by
                                  reference to the Company's
                                  Registration Statement on Form 8 filed
                                  with the Commission on June 19, 1987,
                                  as amended by Amendment No. 1 on
                                  Form 8 filed on March 28, 1990.
                                  Amendment No. 2 on Form 8-A filed
                                  on April 23, 1992, Amendment No. 3
                                  on Form 8-A/A filed on December 1,
                                  1993 and Amendment No. 4 on Form
                                  8-A/A filed on July 15, 1994).

                 4.9 Form of Trust Agreement dated as of June 11, 1987, amended and restated as of March 28, 1990, between the Company and Montreal Trust Company of Canada, as successor to The Canada Trust Company (incorporated herein by reference to Registration Statement on Form 8-A filed with the Commission on June 19, 1987 as amended by Amendment No. 1 on Form 8 filed on March 28, 1990).

                 4.10             Alexander & Alexander Services Inc.
                                  Employee Discount Stock Purchase
                                  Plan, effective as of May 18, 1995.

                 5.1 Opinion of Albert A. Skwiertz, Jr., Esq., Vice President and General Counsel of the Company, as to the legality of the securities registered hereunder.

                 23.1             Independent Auditors' Consent.

                 23.2 Consent of Albert A. Skwiertz, Jr., Esq., Vice President and General Counsel of the Company (incorporated by reference to Exhibit 5.1).

                 24.1 Power of Attorney is included in the Signature Page contained in Part II of this Registration Statement.

         Item 9. Undertakings.

                 (a)      The undersigned registrant hereby undertakes:

                          (1)     That, for the purpose of determining any
liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (2)     To remove from registration by means
of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June, 1995.

                                           ALEXANDER &
                                           ALEXANDER SERVICES
                                           INC.



                                           By:  /s/ Frank G. Zarb
                                                 Frank G. Zarb, Chairman
                                                   of the Board, Chief
                                                   Executive Officer,
                                                   President and
                                                   Director



                            POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank G.
Zarb and Albert A. Skwiertz, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                      Date


/s/ Frank G. Zarb           Chairman of the Board,         June 30, 1995
Frank G. Zarb               Chief Executive Officer,
                            President and Director
                            (Principal Executive Officer)


/s/ Edward F. Kosnik        Director, Executive Vice       June 30, 1995
Edward F. Kosnik            President and Chief Financial
                            Officer (Principal Financial
                            Officer)


/s/ Richard P. Sneeder, Jr. Controller (Principal          June 30, 1995
Richard P. Sneeder, Jr.     Accounting Officer)


[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ Robert E. Boni           Director                       June 30, 1995
Robert E. Boni


/s/ W. Peter Cooke           Director                       June 30, 1995
W. Peter Cooke

                             Director
E. Gerald Corrigan


/s/ Joseph L. Dionne         Director                       June 30, 1995
Joseph L. Dionne


/s/ Gerald R. Ford           Director                       June 30, 1995
Gerald R. Ford


                             Director
Peter C. Godsoe


/s/ Angus M.M. Grossart       Director                       June 30, 1995
Angus M.M. Grossart


/s/ Maurice H. Hartigan II    Director                       June 30, 1995
Maurice H. Hartigan II


/s/ James Bickford Hurlock    Director                       June 30, 1995
James Bickford Hurlock


/s/ Ronald A. Iles            Director                       June 30, 1995
Ronald A. Iles


                              Director
Vincent R. McLean


/s/ James D. Robinson III     Director                       June 30, 1995
James D. Robinson III

                                               EXHIBIT INDEX


                                                              Page Number in
Regulation S-K                                                Sequentially
                                                              Numbered
Exhibit Number       Description of Document                  Copy



Exhibit 4.10          Alexander & Alexander Services Inc.
                      Employee Discount Stock Purchase Plan,
                      effective as of May 18, 1995

Exhibit 5.1           Opinion of Albert A. Skwiertz, Jr., Esq.,
                      Vice President and General Counsel of the
                      Company, as to the legality of the securities to be registered

Exhibit 23.1          Independent Auditors' Consent

Exhibit 23.2          Consent of Albert A. Skwiertz, Jr., Esq.
                      (included in Exhibit 5.1)






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